Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SOLITARIO RESOURCES CORPORATION

(As of _________________, 1993)

  OFFICES

            The principal office of the Corporation shall be located in the City and County of Denver, Colorado. The Corporation may also have offices at such other places inside or outside the State of Colorado as the Board of Directors may from time to time determine or the business of the Corporation may require.

  SHAREHOLDERS

            2.1     Place of Meetings. Meetings of the shareholders shall be held at the principal office of the Corporation or at such other place inside or outside the State of Colorado as the Board of Directors shall authorize and direct.

            2.2     Annual Meeting. The annual meeting of the shareholders shall be held on the third Tuesday of March at 10:00 o'clock a.m. in each year if not a legal holiday; and if a legal holiday, then on the next business day following at the same hour, when the shareholders shall elect directors and transact such other business as may properly come before the meeting. The Board of Directors may designate a different date before or after such date.

            2.3     Special Meetings. Special meetings of the shareholders may be called only as permitted in the Corporation's Restated Articles of Incorporation. Such request and the notice of meeting issued pursuant thereto shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purpose stated in the notice.

            2.4     Fixing Record Date. For the purpose of determining the shareholders qualified or entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders qualified or entitled to receive payment of any dividend or the allotment of any rights, or for any other proper purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall be not more than fifty (50) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for any such purpose shall be twenty (20) days before the date of such meeting or action. When such determination of qualified or entitled shareholders has been made as provided above, such determination shall also apply to any adjourned meeting, except where transfer of stock to a new holder has been entered on the transfer books of the Corporation after the original meeting was adjourned and at least twenty (20) days before the date of such adjourned meeting.

            2.5     Notice of Meetings of Shareholders. Written notice shall be delivered either personally or by mail to each shareholder entitled to vote at any meeting of the shareholders. Such notice shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, except that if the authorized shares are to be increased, at least thirty (30) days' notice shall be given. The notice of each meeting shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall indicate that it is being issued by or at the direction of the officer or persons calling the meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to the shareholder at his address as it appears on the record of shareholders, or if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. Unless the Board of Directors shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

            2.6     Waivers. Notice of a meeting need not be given to any shareholder who signs, either in person or by proxy and whether before or after the meeting, a waiver of notice. The attendance, whether in person or by proxy, of any shareholder at a meeting (a) shall constitute a waiver of an objection by such shareholder to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting, and (b) shall constitute a waiver of an objection by such shareholder to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

            2.7     Quorum of Shareholders.

  2.7.1  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business; provided, however, that when a specified item of business is required to be voted on by a class or classes, representatives of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. Unless otherwise required herein, by law or by the Restated Articles of Incorporation, the vote of a majority of the shares present at the time of a vote, if a quorum is or has been present, shall be the act of the shareholders.

  2.7.2  If less than a majority of the outstanding shares entitled to vote thereat are represented at a meeting, or for any valid business reason at a meeting where such majority is present, a majority in interest of the shareholders present may adjourn the meeting from time to time to a fixed date without further notice as to the time and place of such adjourned meeting, but each adjournment shall be for a period not in excess of sixty (60) days. At any such adjourned meeting at which a quorum shall be present or represented, only such business may be transacted which might have been transacted at any meeting as originally scheduled, unless all shares are represented and do not object.

  2.7.3  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder and those remaining may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

            2.8     Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact and delivered to the secretary of the meeting prior to or during the roll call, or be returned to the Corporation with the signed consent to action without a meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

            2.9     Voting.

  2.9.1  At all meetings of shareholders voting may be viva voce; however, any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the shareholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder.

  2.9.2  Each shareholder shall have one vote for each share issued and outstanding which is registered in his name on the books of the Corporation, except as otherwise provided in the Restated Articles of Incorporation and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote prior to his becoming a shareholder. A complete list of shareholders entitled to vote at such meeting of the shareholders or any adjournment thereof, arranged in alphabetical order and setting forth the number of voting shares held by each shareholder, shall be prepared by the Secretary or the transfer agent of the Corporation who shall have charge of the stock ledger and stock transfer books of the Corporation. Such list shall be subject to inspection by any shareholder at the principal office of the Corporation during business hours for ten (10) days prior to such meeting and throughout the meeting or any adjournment thereof.

            2.10     Inspectors. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspector shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

            2.11     Director Nominations. Nominations of candidates for election as directors at any meeting of shareholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any shareholder entitled to vote at such a meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible for election as directors at such a meeting.

            Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.11. To be timely a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of a scheduled shareholders' meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the scheduled date of such a meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person on the date of such shareholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, but not limited to, information required to be disclosed by Item 4(b) and Item 6 of Schedule A of Regulation 14A and information which would be required to be filed on Schedule B of Regulation 14A with the Securities and Exchange Commission; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at a meeting of the shareholders shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

            No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11. Ballots bearing the names of all the persons who have been nominated for election as directors at a meeting of the shareholders in accordance with the procedures set forth in this Section 2.11 shall be provided for use at the meeting.

            The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section 2.11. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 2.11 in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 2.11 in any material respect, then the Board of Directors may reject such shareholder's nomination. The secretary of the Corporation shall notify a shareholder in writing whether his nomination has been made in accordance with the time and information requirements of this Section 2.11. Notwithstanding the procedure set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the meeting of the shareholders shall determine and declare at the meeting whether a nomination was made in accordance with the terms of Section 2.11. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 2.11, he or she shall so declare at the meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.11, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

            2.12     New Business. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 2.12. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that, if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

            The Board of Directors may reject any shareholder proposal not timely made in accordance with the terms of this Section 2.12. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 2.12 in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 2.12 in any material respect, then the Board of Directors may reject such shareholder's proposal. The Secretary of the Corporation shall notify a shareholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Section 2.12. Notwithstanding the procedure set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any shareholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 2.12. If the presiding officer determines that a shareholder proposal was made in accordance with the terms of this Section 2.12, he or she shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Section 2.12, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

            This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

            2.13     No Shareholders' Action Without A Meeting. No action may be taken by the shareholders of the Corporation except at a duly called meeting of the shareholders.

  DIRECTORS

            3.1     Number and Qualification. The business of the Corporation shall be managed by a Board of Directors, the number of directors of which shall consist of not less than three (3) (except there need only be as many directors as there are, or initially will be, shareholders in the event that the outstanding shares are, or initially will be, held of record by fewer than three (3) shareholders), nor more than nine (9) members, each of whom shall be at least eighteen (18) years of age but who need not be shareholders or residents of the State of Colorado. The precise number of members of the Board of Directors shall be fixed from time to time by resolution of the Board of Directors.

            3.2     Election and Term of Directors. At each annual meeting of shareholders, the shareholders shall elect directors in accordance with the Restated Articles of Incorporation. Each director shall hold office for the term provided in the Restated Articles of Incorporation and until his successor has been elected and qualified, or until his death, resignation or removal.

            3.3     Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board for any reason may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the Restated Articles of Incorporation. A director chosen to fill a position resulting from an increase in the number of directors or to fill a vacancy caused by resignation, death or removal shall be elected to hold such office for the term set forth in the Restated Articles of Incorporation.

            3.4     Resignation and Removal. A director may resign at any time by giving written notice to the Board, the President, or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective. A director may be removed only in the manner provided by law or the Restated Articles of Incorporation.

            3.5     Quorum of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.

            3.6     Action of the Board of Directors. Unless otherwise required by law or the Restated Articles of Incorporation, the vote of a majority of the directors at the time of the vote, if a quorum is present at the commencement of the meeting at which the vote is taken, shall be the act of the Board of Directors. Each director present shall have one vote regardless of the number of shares, if any, which he may hold. The directors present at a duly convened meeting may continue to do business until adjournment. Abstention from voting on any matter presented at a meeting at which there is a quorum shall be counted as a vote against the matter.

            3.7     Place and Time of Board Meetings. The Board of Directors may hold its meetings at the office of the Corporation or at such other places, either within or without the State of Colorado, as it may from time to time determine. Members of the Board of Directors or any committee designated by the Board of Directors pursuant to Section 3.13 hereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

            3.8     Regular Annual Meeting. A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders, unless some other place shall be specified by resolution of the Board of Directors.

            3.9     Regular Meetings. Regular meetings of the Board of Directors, of which there shall be at least one per year in addition to the annual meeting, shall be held at such place, day and hour as shall from time to time be fixed by resolution of the Board.

            3.10     Special Meetings. Special meetings of the Board of Directors may be held at any place at any time whenever called by the Chairman of the Board or the President.

            3.11     Notice of Meetings of the Board; Adjournment.

  3.11.1  Regular meetings of the Board may be held without notice at such time and place as the Board shall from time to time determine. Special meetings of the Board shall be held upon notice to the directors and may be called by the Chairman of the Board or the President to each director either personally or by mail, telegraph, telephone, cable, wireless, or any other means of communication, received at least forty-eight (48) hours prior to the time of the meeting. Notice is deemed to be given when deposited in the United States mail, postage prepaid, if it is so deposited not less than five (5) days prior to the date of the meeting. Notice of a meeting need not be given to any director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without objecting at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting.

  3.11.2  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. The Secretary of the Corporation shall use his best efforts to provide notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors but such notice shall be valid even if delivered or received less than forty-eight (48) hours prior to the commencement of the adjourned meeting.

            3.12     Chairman. At all meetings of the Board of Directors the Chairman of the Board, if one has been elected, shall preside. In the absence of the Chairman, the Chief Executive Officer, the President, or in his absence the next highest officer, shall preside. In any event, a chairman chosen by the Board may preside.

            3.13     Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three (3) or more directors. Each such committee shall serve at the pleasure of the Board. Each such committee may exercise the authority of the Board of Directors to the extent provided in such resolution and any subsequent resolutions pertaining thereto and adopted in like manner, provided that the authority of each such committee shall be subject to the limitations set forth in Colorado Corporation Code Section 7-5-107, as now or hereafter amended. Such committees shall keep regular minutes of their proceedings and report to the Board of Directors when requested to do so.

            3.14     Compensation. Directors as such shall receive no compensation for their services except such fees for attending meetings or a stated salary or such other consideration as may be authorized by a majority of the entire Board of Directors from time to time; provided, that this does not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, nor does it preclude the Board of Directors from authorizing the reimbursement of expenses incurred by directors in attending meetings of the Board of Directors or of any committee created by the Board of Directors.

            3.15     Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting, (b) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting, or (c) he files his written dissent to such action with the person presiding at the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of a director to dissent as to a specific action taken in a meeting of the Board or a committee of the Board pursuant to this Section 3.15 is not available to a director who votes in favor of such action.

            3.16     Written Consent of Directors. Any action that may be taken by vote at a meeting of the Board or a committee of the Board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this Section 3.16 is effective when all directors or committee members have signed the consent unless the consent specifies a different effective date. Such consent has the same force and effect as an unanimous vote of the directors or committee members and may be stated as such in any document.

  OFFICERS

            4.1     Offices, Election and Term of Office.

      The Board of Directors shall elect or appoint a Chief Executive Officer, a President, a Secretary and Treasurer, and such other officers, including one or more Vice Presidents and a Chairman of the Board, as the Board may determine, who shall have such duties, powers and functions as hereinafter provided.

      All officers that are elected or appointed shall hold office at the pleasure of the Board.

      None of the officers of the Corporation need be a director.

            4.2     Removal, Resignation, Salary, Etc.

  4.2.1  Any officer elected or appointed by the Board may be removed by the Board with or without cause.

  4.2.2  In the event that a vacancy exists in any office due to the death, resignation or removal of an officer or for any other reason, the Board in its discretion may elect or appoint a successor at any regular or special meeting.

  4.2.3  Any two or more offices may be held by the same person, except the offices of President and Secretary.

  4.2.4  The salaries and other compensation of all officers shall be fixed by the Board from time to time.

            4.3     Chairman of the Board. The Chairman of the Board, if any, shall, if present, preside at each meeting of the Board of Directors and shall be an ex officio member of all committees of the Board. He shall perform all such duties as may from time to time be assigned to him by the Board of Directors.

            4.4     Chief Executive Officer. Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall offer supervision, advice and counsel to the President. In the absence of the Chairman of the Board, if any, the Chief Executive Officer shall preside at each meeting of the Board of Directors.

            4.5     President. The President shall be an executive officer of the Corporation and, subject to the control of the Board of Directors and the Chief Executive Officer, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders, and, in the absence of the Chairman of the Board, of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, and, without limiting his authority to execute any of the following not requiring specific approval by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general the President shall perform all duties incident to the office and such other duties as may be prescribed by the Board of Directors from time to time.

            4.6     Vice President. The Corporation shall have one or more Vice Presidents. In the absence of the President or in the event of his death or inability or refusal to act, the Vice President (or, if there is more than one, then the Vice President designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

            4.7     Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all votes and minutes of all proceedings in a book or books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, if any, and affix it to any instrument when authorized, and he shall keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner. When required he shall prepare or cause to be prepared and available at each meeting of shareholders entitled to vote thereat, a list of shareholders indicating the number of shares of each respective class held by each. In general he shall perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the President or the Board of Directors.

            4.8     Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the corporate books. He shall deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board and disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements. He shall render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and he shall render a full financial report at the annual meeting of the shareholders if so requested. The Treasurer shall be furnished, at his request, with such reports and statements as he may require from the corporate officers and agents as to all financial transactions of the Corporation. In general he shall perform all duties as are given to him by these Bylaws or as from time to time are assigned to him by the Board of Directors or President.

            4.9     Assistant Officers. The Board of Directors may elect (or delegate to the Chairman of the Board or to the President the right to appoint) such other officers and agents as may be necessary or desirable for the business of the of the Corporation. Such other officers may include one or more assistant secretaries and treasurers who shall have the power and authority to act in place of the officer to whom they are elected or appointed as an assistant in the event of the officer's inability or unavailability to act in his official capacity.

            4.10     Sureties and Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct. The Bond shall be conditioned upon the officer's or agent's faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

  SHARES AND CERTIFICATES OF SHARES

            5.1     Share Certificates. Share certificates shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, attested by the Secretary or an Assistant Secretary, and which may be sealed with the corporate seal, if any. Facsimiles of the signatures and seal may be used, as permitted by law. Every share certificate shall state:

  5.1.1  The name of the Corporation and that it is organized under the laws of the State of Colorado;

  5.1.2  The name of the person to whom issued;

  5.1.3  The number, class and series (if any) of shares which this certificate represents;

  5.1.4  If the Corporation is authorized to issue shares of more than one class, that upon request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class.

            5.2     Consideration for Shares. Shares of the Corporation may be issued for such consideration as shall be authorized by the Board of Directors establishing a price (in money or other consideration) or a minimum price or general formula or method by which the price will be determined. The consideration for the issuance of shares may be paid in whole or in part in cash, promissory notes, services performed, contracts for services to be performed, or any other tangible or intangible property. The reasonable charges and expenses of organization or reorganization and the reasonable expenses of and compensation for the sale or underwriting of its shares may be paid or allowed by the Corporation out of the consideration received by it in payment for its shares without rendering the shares not fully paid or assessable.

            5.3     Transfers. Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

            5.4     Loss or Destruction of Certificates. In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors or the Secretary or Treasurer.

  5.5     Transfer of Regulation S Securities. With respect to any and all equity securities offered and sold outside the United States pursuant to Rule 903(b)(3) of Regulation S under the Securities Act of 1933 (the "1933 Act"), as amended, the Corporation shall refuse to register any transfer of such securities not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from such registration; provided, however, that if such securities are in bearer form or foreign law prevents the Corporation from refusing to register securities transfers, other reasonable procedures (such as a legend described in paragraph (b)(3)(iii)(B)(3) of Rule 903 of Regulation S) shall be implemented to prevent any transfer of such securities not made in accordance with the provisions of Regulation S. With respect to any and all warrants offered and sold outside the United States pursuant to Rule 903(b)(3) of Regulation S, and in accordance with Rule 903(b)(5) of Regulation S, such warrants may not be exercised within the United States and the securities issuable upon exercise of such warrants may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of an "offshore transaction" pursuant to Rule 902(h) of Regulation S, unless registered under the 1933 Act or an exemption from such registration is available.

  BOOKS, RECORDS AND REPORTS

            6.1     Records of Corporate Meetings and Share Registers. The Corporation shall keep complete records of all proceedings of the Board of Directors and shareholders and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, the number and class of shares held by each and the dates they acquired same.

            6.2     Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President, Vice President, Secretary or Assistant Secretary.

            6.3     Books of Account. The Corporation shall keep appropriate and complete books of account.

            6.4     Examination of Records. Upon presenting a written demand requesting examination and providing a detailed statement of the purpose of such examination, any shareholder of record or holder of record of voting trust certificates, for at least three (3) months or holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of the Corporation shall have the right to examine for any proper purpose, in person or by his or her attorney or agent, during usual business hours, the Corporation's list of its shareholders, relevant records of accounts and minutes of meetings and make extracts therefrom.

  CORPORATE SEAL

            The seal of the Corporation, if any, shall be circular in form and bear the name of the Corporation and the word "seal." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon an adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

  EXECUTION OF INSTRUMENTS

            All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time designate or authorize.

  ORDER OF BUSINESS

            At all meetings of shareholders or of the Board of Directors, the order of business, as far as practicable, shall be as follows:

  1.     Roll call and certifying proxies.

  2.     Proof of notice of meeting or waiver of notice.

  3.     Reading and approval of unapproved minutes.

  4.     Reports of officers and committees.

  5.     Election of officers or directors.

  6.     Unfinished business.

  7.     New business.

  8.     Adjournment.

  REFERENCES TO ARTICLES OF INCORPORATION

            Reference to the Articles of Incorporation in these Bylaws shall include all amendments thereto or changes thereof unless specifically excepted.

  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            11.1     Grant of Indemnification. Subject to Section 11.2, each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as then in effect, without the requirement of any further approval or finding by the shareholders, the Board of Directors, or independent legal counsel, against all expense, liability and loss (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

            11.2     Limitations on Indemnification. Notwithstanding Section 11.1, no indemnification shall be provided hereunder to any such person to the extent that such indemnification would be prohibited by the Colorado Corporation Code or other applicable law as then in effect, nor, except as provided in Section 11.4 with respect to proceedings seeking to enforce rights to indemnification, shall the Corporation indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            11.3     Advancement of Expenses. The right to indemnification conferred in this Article 11 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, except where the Board of Directors shall have adopted a resolution expressly disapproving such advancement of expenses; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

            11.4     Right to Enforce Indemnification. If a claim under Section 11.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or if a claim for expenses incurred in defending a proceeding in advance of its final disposition authorized under Section 11.3 is not paid within twenty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense, including reasonable attorneys fees, of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification hereunder upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. It shall be a defense to any such action (other than an action with respect to expenses authorized under Section 11.3) that the claimant has not met the standards of conduct which make it permissible hereunder or under the Colorado Corporation Code for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein or in the Colorado Corporation Code nor (except as provided in Section 11.3) an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

            11.5     Nonexclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

            11.6     Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation on the same terms and with the same scope and effect as the provisions of this Article 11 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Colorado Corporation Code or on such other terms as the Board may deem proper.

            11.7     Insurance and Other Security. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Colorado Corporation Code. The Corporation may enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

            11.8     Amendment or Modification. This Article 11 may be altered or amended as provided in Article 13 at any time, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

            11.9     Effect of Article. The rights conferred by this Article 11 shall be deemed to be contract rights between the Corporation and each person who is or was a director or officer. The Corporation expressly intends each such person to rely on the rights conferred hereby in performing his or her respective duties on behalf of the Corporation.

  FISCAL YEAR

            The fiscal year of the Corporation shall be the calendar year.

  BYLAW AMENDMENTS

            The Bylaws may be amended, repealed or adopted by the majority vote of the Board of Directors at any regular or special meeting, subject to any limitations prescribed by law, the Articles of Incorporation of these Bylaws.

  MISCELLANEOUS STATUTORY RESTRICTION

            No loans shall be made by the Corporation to its directors unless first approved in the manner required by law.

  MISCELLANEOUS PROCEDURAL PROVISIONS

            The Board of Directors may adopt rules of procedure to govern any meetings of shareholders or directors to the extent not inconsistent with law, the Restated Articles of Incorporation, or these Bylaws, as they are in effect from time to time. In the absence of any rules of procedures adopted by the Board of Directors, the Chairman of the meeting shall make all decisions regarding such procedures for any meeting.

  REPRESENTATION OF SHARES OF OTHER CORPORATIONS

          The President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of other corporations standing in the name of the Corporation. Said authority may be exercised by such officer either in person or by proxy or power of attorney duly executed by said officer.